UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:          May 17, 2011
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	INTEGRYS ENERGY GROUP, INC. (A Wisconsin Corporation) 130 East Randolph Street Chicago, Illinois 60601-6207 (312) 228-5400	39-1775292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 17, 2011, Integrys Energy Group, Inc. entered into an unsecured $275 million Three Year Credit Agreement and an unsecured $200 million Five Year Credit Agreement with Citibank, N.A., The Bank of Nova Scotia and U.S. Bank National Association, Wells Fargo Bank, National Association, and Wells Fargo Securities, LLC and Citigroup Global Markets, Inc.  The new credit agreements mature on May 17, 2014 and May 17, 2016, respectively.  The lenders include 19 individual financial institutions.  The new facilities will be used to provide backup support for commercial paper borrowings and letters of credit.

The new agreements replace the existing $500 million Five Year Credit Agreement entered into in June 2006, and the Peoples Energy, LLC $400 million Credit Agreement entered into in June 2006.  The reduced size of the new credit agreements reflects Integrys Energy Group’s reduced credit and collateral support requirements following the Integrys Energy Services business segment strategy change.

The entire $475 million of the revolving credit lines is available for letters of credit.  The amounts of any letters of credit issued and outstanding under the agreements will be reserved and will not be available for other borrowings.

Integrys Energy Group has the option to borrow funds under the new credit agreements as: 1) Base Rate loans at a floating rate equal to the greatest of: (a) the Federal Funds Rate in effect on such day plus 0.50%; (b) the Prime Rate in effect on such day; or (c) the Eurodollar Rate plus 1.00%, or 2) as Eurodollar loans at a Eurodollar rate plus 1.375%.  The interest rate adjustment on Base Rate and Eurodollar loans is based on Integrys Energy Group’s current credit ratings and will change if there is a change in the underlying credit ratings.

The new credit agreements contain customary conditions of borrowing, customary events of default and customary affirmative and negative covenants, including a covenant to maintain a debt to total capitalization ratio not to exceed 65%, excluding non-recourse debt.

Integrys Energy Group may from time to time enter into arm’s length transactions and maintain customary banking and investment banking relationships with one or more of the lenders who are a party to the new credit agreements.

The new credit agreements are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated into this Current Report on Form 8-K by reference.  The brief summary of the material provisions of the new credit agreements set forth above is qualified in its entirety by reference to the full text of the credit agreements.

Concurrent with the above, an unsecured $135 million three-year Credit Agreement was also completed at Wisconsin Public Service Corporation, which is a wholly owned subsidiary of Integrys Energy Group.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Exhibits. The following exhibits are being filed herewith:

10.1
Three Year Credit Agreement with Citibank, N.A. as Syndication Agent; The Bank of Nova Scotia and U.S. Bank National Association as Documentation Agents, Lead Arrangers, and Book Managers; Wells Fargo Bank, National Association as Administrative Agent, Swing Line Lender and L/C Issuer; and Wells Fargo Securities, LLC and Citigroup Global Markets, Inc. as Active Lead Arrangers and Book Managers, dated as of May 17, 2011.

10.2
Five Year Credit Agreement with Citibank, N.A. as Syndication Agent; The Bank of Nova Scotia and U.S. Bank National Association as Documentation Agents, Lead Arrangers, and Book Managers; Wells Fargo Bank, National Association as Administrative Agent, Swing Line Lender and L/C Issuer; and Wells Fargo Securities, LLC and Citigroup Global Markets, Inc. as Active Lead Arrangers and Book Managers, dated as of May 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRYS ENERGY GROUP, INC. By: /s/ Barth J. Wolf Barth J. Wolf Vice President, Chief Legal Officer and Secretary

Date: May 23, 2011

INTEGRYS ENERGY GROUP, INC.

Exhibit Index to Form 8-K
Dated May 17, 2011

Exhibit Number

10.1
Three Year Credit Agreement with Citibank, N.A. as Syndication Agent; The Bank of Nova Scotia and U.S. Bank National Association as Documentation Agents, Lead Arrangers, and Book Managers; Wells Fargo Bank, National Association as Administrative Agent, Swing Line Lender and L/C Issuer; and Wells Fargo Securities, LLC and Citigroup Global Markets, Inc. as Active Lead Arrangers and Book Managers, dated as of May 17, 2011.

10.2
Five Year Credit Agreement with Citibank, N.A. as Syndication Agent; The Bank of Nova Scotia and U.S. Bank National Association as Documentation Agents, Lead Arrangers, and Book Managers; Wells Fargo Bank, National Association as Administrative Agent, Swing Line Lender and L/C Issuer; and Wells Fargo Securities, LLC and Citigroup Global Markets, Inc. as Active Lead Arrangers and Book Managers, dated as of May 17, 2011.